As filed with the Securities and Exchange Commission on May 5, 2016
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
______________________

Wix.com Ltd.
(Exact name of registrant as specified in charter)

State of Israel (State or other jurisdiction of incorporation or organization)	98-0685109 (I.R.S. Employer Identification No.)
40 Namal Tel Aviv St. Tel Aviv, Israel (Address of principal executive offices)	6350671 (Zip Code)

Wix.com Ltd. 2013 Employee Stock Purchase Plan
(Full Title of the Plan)

Wix.com, Inc.
2601 Mission Street
San Francisco, CA 94110
(415) 643-6479
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200 Fax: (212) 354-8113	Eitan Israeli, Adv. Vice President and General Counsel Wix.com Ltd. 40 Namal Tel Aviv St. Tel Aviv, 6350671 Israel Tel: +972 (3) 545-4900 Fax: +972 (3) 546 6407	Tuvia J. Geffen, Adv. Naschitz, Brandes, Amir & Co., Advocates 5 Tuval Street Tel Aviv 6789717 Israel Tel: +972 (3) 623-5000 Fax: +972 (3) 623-5005

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.01	402,728	(2)	$24.65	(3)	$9,927,245	$999.7

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares that may become issuable under the terms of the Wix.com 2013 Employee Stock Purchase Plan (the “2013 ESPP”) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s ordinary shares.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2013 ESPP, effective January 1, 2016.  Shares available for issuance under the 2013 ESPP were previously registered on  registration statements on Form S-8 filed with the Securities and Exchange Commission on August 6, 2014 (Registration No. 333-197899) and on August 27, 2015 (Registration No. 333-206610).

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices ($25.04 and $24.26) of the Registrant’s ordinary shares as quoted on the Nasdaq Global Market on May 2, 2016.

EXPLANATORY NOTE

Wix.com Ltd. (the “Company” or the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 402,728 additional Ordinary Shares, par value NIS 0.01, under the 2013 ESPP, pursuant to the provisions of the 2013 ESPP providing for an automatic increase in the number of shares reserved for issuance under such plan. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company's registration statements on Form S-8 filed with the Commission on August 6, 2014 (Registration No. 333-197899) and on August 27, 2015 (Registration No. 333-206610), and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information*

Item 2.    Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed by the Company are incorporated herein by reference:

(i)	the Company’s annual report on Form 20-F filed on April 13, 2016;

(ii)	the GAAP financial information contained in Exhibit 99.1 of the Company’s Current Report on Form 6-K submitted to the Commission on May 4, 2016; and

(iii)	the description of the Company’s Ordinary Shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-36158) filed with the Commission on October 29, 2013.

In addition to the foregoing, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, State of Israel, on May 5, 2016.

WIX.COM LTD.

By:	/s/ Lior Shemesh
Name: Lior Shemesh
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Avishai Abrahami, Lior Shemesh, Nir Zohar or Eitan Israeli, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 5, 2016 in the capacities indicated:

Name	Title

By:	/s/ Avishai Abrahami	Chief Executive Officer and Director
	Avishai Abrahami	(Principal Executive Officer)

By:	/s/ Lior Shemesh	Chief Financial Officer
	Lior Shemesh	(Principal Financial Officer and Principal Accounting Officer)

By:	s/ Mark Tluszcz	Chairman of the Board
Mark Tluszcz

By:	/s/ Norbert Becker	Director
s/ Norbert Becker

By:	/s/ Yuval Cohen	Director
Yuval Cohen

By:	/s/ Adam Fisher	Director
Adam Fisher

By:	/s/ Ron Gutler	Director
Ron Gutler

By:	/s/ Giora Kaplan	Director
Giora Kaplan

By:	s/ Erika Rottenberg	Director
Erika Rottenberg

By:	s/ Roy Saar	Director
Roy Saar
WIX.COM, INC. By: /s/ Nir Zohar Name: Nir Zohar Title: Director		Authorized Representative in the United States

EXHIBITS

Exhibit No.	Description
5.1	Opinion of Naschitz, Brandes, Amir & Co., Advocates, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global

23.2	Consent of Naschitz, Brandes, Amir & Co., Advocates (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1
Wix.com Ltd. 2013 Employee Stock Purchase Plan (as amended), incorporated by reference to Exhibit 99.1 to the Registration on Form S-8 (File No. 333-197899)) filed with the Securities and Exchange Commission on August 6, 2014